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                                                                       Exhibit 5
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               [Troutman Sander Mays & Valentine LLP Letterhead]

                                August 29, 2001

Board of Directors
Southern Financial Bancorp, Inc.
37 East Main Street
Warrenton, Virginia 20186

     Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive Plan
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Ladies and Gentlemen:

     This letter is delivered to you in connection with the actions taken and proposed to be taken by Southern Financial Bancorp, Inc., a Virginia corporation, with respect to the Southern Financial Bancorp, Inc. 1993 Stock Option and Incentive Plan, as amended (the "Plan"). As counsel to Southern Financial Bancorp, Inc., we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by Southern Financial Bancorp, Inc. on or about August 30, 2001, with the Securities and Exchange Commission to effect the registration of 320,000 shares of common stock of Southern Financial Bancorp, Inc. under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan.

     In this regard, we have examined the Articles of Incorporation and Bylaws of Southern Financial Corporation, Inc., records of proceedings of the Board of Directors of Southern Financial Bancorp, Inc., the Plan and such other records and documents as we have deemed necessary or advisable in connection with the opinions set forth herein. In addition, we have relied as to certain matters on information obtained from public officials, officers of Southern Financial Bancorp, Inc. and other sources believed by us to be reliable.

     Based upon our examination and inquiries, we are of the opinion that the shares which constitute original issuance securities will, when issued pursuant to the terms and conditions of the Plan, be validly issued, fully paid and nonassessable. The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ Troutman Sanders Mays & Valentine LLP